------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                -----------------


                                   FORM 8-K/A
                                AMENDMENT NO. 1

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: August 15, 2003.


                                 IA Global, Inc.
                                 ---------------
               (Exact Name of Registrant as specified in Charter)


         Delaware                      1-15863                  13-4037641
         --------                      -------                  ----------
(State or other jurisdiction     (Commission File No.)        (IRS Employer
    of incorporation)                                     Identification Number)


         533 Airport Boulevard, Suite 400, Burlingame, CA         94010
         ------------------------------------------------         -----
             (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:     (650) 685-2403


 ------------------------------------------------------------------------------

                                EXPLANATORY NOTE

         On September 5, 2003, IA Global, Inc. ("Company") filed Form 8K, with a report date of August 15, 2003, related to the acquisition of the 67% equity interest in Fan Club Entertainment Co., Ltd ("Fan Club"). This Form 8-K/A updates the preliminary disclosures and attachments included in the Form 8K.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On August 5, 2003, we executed a Share Purchase Agreement to acquire a 67% equity interest in Fan Club, a privately-held Japanese company from Cyber Holdings Co., Ltd. ("Cyber Holdings"). Fan Club will provide advertising, merchandising, publishing, website and data management services to Cyberbred Co., Ltd., (Cyberbred).

         On June 4, 2003, Cyberbred signed a five year agreement with Marvel Enterprises, Inc. and Marvel Characters, Inc.("Marvel") to manage their fan club in Japan. The Marvel Characters hold the rights to well known characters such as Spider Man, The Hulk, X-Men, Daredevil, Captain America, and The Punisher and many others. Cyberbred, currently holds the rights to manage the Universal Studio fan club in Japan.

         On July 28, 2003, Fan Club signed a Subcontract Agreement with Cyberbred to exclusively manage the entire Marvel Fan Club in Japan in accordance with the agreement between Cyberbred and Marvel that is discussed above. This Subcontract Agreement expires May 31, 2008, and is cancelable under certain conditions. The Agreement is included in Exhibit 2.4 filed herewith and is hereby incorporated by reference.

         Mr. Kazunori Ito, CEO of Fan Club has been CEO of both Cyberbred and Cyber Holdings. As of June 30, 2003, Mr. Ito owned equity interests of 41.9% in Cyberbred and 100% in Cyber Holdings.

         There was no prior material relationship between the Company (and any of our affiliates) and Fan Club. However, an affiliate of InterAsset Japan LBO No. 1 Fund, which is one of our principal shareholders, owned an approximate 27% equity interest in Cyberbred. This interest was sold to Mr. Ito, the CEO of Cyberbred, on September 29, 2003.

         The purchase price for our equity interest in Fan Club is 134,000,000 Japanese Yen, or $1,112,960 (based on the Japanese Yen/US dollar exchange rate on August 5, 2003), as well 350,000 shares of our common stock issued at $.472 per share. The 350,000 shares require Cyber Holdings to transfer the rights under the Marvel agreement to Fan Club within five months or make its best efforts to fully cooperate in any commercially reasonable arrangement designed to provide the benefit of the Marvel agreement to the Company. We are accounting for the shares as issued in the pro-forma financial information. We used our working capital to fund the cash portion of the purchase price.

         The Company currently is not a party to the agreement between Cyberbred and Marvel. This is a material contract to the Company. We would be materially adversely affected by a termination of the relationship between Cyberbred and Marvel and can make no assurances about the relationship between Cyberbred and Marvel.

         The share purchase agreement provides that the Company will receive 67% equity interest or 268,000 shares in Fan Club. Cyber Holdings, which currently holds 20,000 shares, will receive a total 33% equity interest by paying 56 million Japanese Yen for an additional 112,000 shares. This obligation has not been paid to date.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial statements of business acquired.

Fan Club Entertainment's audited financial statements for the period from March 1, 2003, its date of inception, through June 30, 2003 are included in Exhibit
99.2 filed herewith and are hereby incorporated by reference.

(b) Pro Forma financial information.

The unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company and Fan Club Entertainment as of June 30, 2003 and the unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company and Fan Club Entertainment for the six months ended June 30, 2003 are included as Exhibit 99.3 filed herewith and are hereby incorporated by reference.

(c) Exhibits:

    Exhibit No.                         Description
    -----------                         -----------

       2.1 Share Purchase Agreement, dated as of August 5, 2003, between IA Global, Inc. and Cyber Holdings Co., Ltd.

       2.2 Indemnification Agreement, dated as of August 5, 2003, among IA Global, Inc., Cyber Holdings Co., Ltd. and Fan Club Entertainment Co., Ltd.

       2.3 Certificate of Officers, dated as of August 5, 2003, among IA Global, Inc., Cyber Holdings Co., Ltd. and Fan Club Entertainment Co., Ltd.

       2.4 Subcontract Agreement, dated July 28, 2003, between Cyberbred Co., Ltd. and Fan Club Entertainment Co., Ltd.

      99.1        Press Release dated July 31, 2003 *

      99.2 Fan Club Entertainment's audited financial statements for the period from March 1, 2003, its date of inception, through June 30, 2003, together with the Independent Auditors' Report thereon.

      99.3 Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company and Fan Club Entertainment as of June 30, 2003 and the unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company and Fan Club Entertainment for the six months ended June 30, 2003.

*    Previously filed on Form 8-K.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 20, 2003               IA Global, Inc.
                                       (Registrant)

                                       By: /s/ Alan Margerison
                                           Alan Margerison
                                           President and
                                           Chief Executive Officer